EXHIBIT 5

                       NASCHITZ, BRANDES & CO., ADVOCATES
                      5 TUVAL STREET, TEL-AVIV 67897 ISRAEL
                     TEL. 972-3-623-5000 FAX. 972-3-623-5005

                         HAIFA OFFICE: 2 PAL-YAM AVENUE,
                 CITY WINDOWS, OREN BUILDING, HAIFA 33095 ISRAEL
                     TEL. 972-4-864-4433 FAX. 972-4-864-4833

                                  WWW.NBLAW.COM

                           Tel-Aviv, January 28, 2008

LanOptics Ltd.
1 Hatamar Street
Yokneam 20692
Israel

Ladies and Gentlemen:

     We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on behalf of LanOptics Ltd., a company organized under the laws of the State of Israel (the "Company"), relating to 500,000 of the Company's Ordinary Shares, nominal value NIS 0.02 per share (the "Shares"), issuable under the LanOptics Ltd. 2007 U.S. Equity Incentive Plan (the "Plan").

     As special Israeli counsel to the Company, we have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purpose of our opinion. Upon the basis of such examination, we are of the opinion that, the Shares, when issued and sold pursuant to the terms of the Plan and the grants thereunder, will be legally and validly issued, fully paid and non-assessable.

     The opinion expressed herein is limited to Israeli law, and we not express any opinion as to the laws of any other jurisdiction.

     We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                     Very truly yours,

                                                     /s/ Naschitz, Brandes & Co.

                                                     Naschitz, Brandes & Co.